Exhibit 99.1

Vivani Medical Enters into Agreement with Novo Nordisk to Evaluate NPM-139, a
Miniature, Ultra Long-Acting Semaglutide Implant for Chronic Weight
Management

Novo Nordisk will conduct a non-exclusive internal evaluation of semaglutide implants prepared by Vivani

ALAMEDA, Calif., July 7, 2026 -- (GLOBE NEWSWIRE) -- Vivani Medical, Inc. (Nasdaq: VANI) (“Vivani” or the “Company”), an innovative, biopharmaceutical company developing novel, ultra long-acting drug implants, today announced the signing of a new agreement with Novo Nordisk to enable Novo Nordisk to evaluate NPM-139, the Company’s semaglutide drug implant. NPM-139, which utilizes Vivani’s NanoPortal™ platform technology, is under development for chronic weight management. There are no exclusivity provisions for NPM-139, or Vivani’s proprietary NanoPortal technology associated with this agreement.

Adam Mendelsohn, Ph.D., Vivani President and CEO, stated: “The new agreement announced today supporting our semaglutide implant program in chronic weight management demonstrates Novo Nordisk's interest in evaluating our technology and its lead semaglutide application. This agreement reinforces our confidence regarding the market opportunity for our GLP-1 implants under development. We believe that our NanoPortal implants under development, including NPM-139, could address a growing segment of patients who would prefer a convenient once- or twice-yearly treatment option and the peace of mind that treatment could be stopped at any time if that became necessary.”

Separately, Vivani expects to initiate a Phase 1, randomized, first-in-human study evaluating the NPM-139 semaglutide implant, with Wegovy® injections as an active comparator, in mid-2026. The study’s objectives are to characterize the safety, pharmacokinetics, and tolerability of NPM-139 to support the initiation of a Phase 2 dose-ranging study pending successful results of the Phase 1 study.

About Vivani Medical, Inc.

Leveraging its proprietary NanoPortal™ platform, Vivani develops biopharmaceutical implants designed to deliver drug molecules steadily over extended periods of time with the goal of guaranteeing adherence and improving patient tolerance to their medication. Vivani is developing a portfolio of GLP-1 based implants for metabolic diseases including obesity and type 2 diabetes. These NanoPortal implants are designed to provide patients with the opportunity to realize the full potential benefit of their medication by avoiding the numerous challenges associated with the daily or weekly administration of orals and injectables, including tolerability issues and loss of efficacy. Medication non-adherence occurs when patients do not take their medication as prescribed. This affects an alarming number of patients, approximately 50%, including those taking daily pills. For more information, please visit: www.vivani.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that are used in this press release, including statements regarding Vivani’s business, products in development, including the therapeutic potential thereof, the planned development thereof, and its technology, strategy, cash position and financial runway. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Vivani’s current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Vivani’s control. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including, without limitation, risks of unexpected costs or delays; and risks and uncertainties associated with the development and commercialization of products and product candidates that may impact or alter anticipated business plans, strategies and objectives. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. There may be additional risks that the Company considers immaterial, or which are unknown. A further list and description of risks and uncertainties are more fully described in periodic filings with the U.S. Securities and Exchange Commission including the factors described in Vivani’s most recent Quarterly Report on Form 10-Q filed with the SEC on May 13, 2026, as updated by future filings with the SEC. Any forward-looking statement made by Vivani in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of added information, future developments or otherwise, except as required by law.

Company Contact:
Donald Dwyer
Chief Business Officer
info@vivani.com (415) 506-8462

Investor and Media Relations Contact:
Jami Taylor
Investor and Media Relations Advisor
investors@vivani.com (415) 506-8462